EXHIBIT 11

                                   GATEWAY  BANCSHARES,  INC.
               CONSOLIDATED  STATEMENT  RE  COMPUTATION  OF  EARNINGS  PER SHARE
                                          (unaudited)


The following tabulation presents the calculation of basic and diluted earnings per common share for the three- and six-month periods ended June 30, 2003 and 2002.





                                                      Three Months Ended     Six Months Ended
                                                     --------------------  --------------------
                                                     June 30,   June 30,   June 30,   June 30,
                                                       2003       2002       2003       2002
                                                     ---------  ---------  ---------  ---------
Basic net income                                     $ 344,824  $ 301,121  $ 736,005  $ 586,870
                                                     =========  =========  =========  =========

Basic earnings on common shares                      $ 344,824  $ 301,121  $ 736,005  $ 586,870
                                                     =========  =========  =========  =========

Weighted average common shares outstanding, basic      681,461    681,758    681,608    681,668
                                                     =========  =========  =========  =========

Basic earnings per common share                      $    0.51  $    0.44  $    1.08  $    0.86
                                                     =========  =========  =========  =========

Basic net income per common share                    $    0.51  $    0.44  $    1.08  $    0.86
                                                     =========  =========  =========  =========

Diluted net income                                   $ 344,824  $ 301,121  $ 736,005  $ 586,870
                                                     =========  =========  =========  =========

Diluted earnings on common shares                    $ 344,824  $ 301,121  $ 736,005  $ 586,870
                                                     =========  =========  =========  =========

Weighted average common shares outstanding, diluted    707,258    689,660    720,789    689,886
                                                     =========  =========  =========  =========

Diluted earnings per common share                    $    0.49  $    0.44  $    1.02  $    0.85
                                                     =========  =========  =========  =========

Diluted net income per common share                  $    0.49  $    0.44  $    1.02  $    0.85
                                                     =========  =========  =========  =========


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